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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-73035) pertaining to the P.F. Chang's China Bistro, Inc. 1996 Employee Stock Option Plan, 1997 Restaurant Management Stock Option Plan, 1998 Stock Option Plan and 1998 Employee Stock Purchase Plan of P.F. Chang's China Bistro, Inc. of our report dated February 5, 1999, with respect to the consolidated financial statements of P.F. Chang's China Bistro, Inc. included in the Annual Report (Form 10-K) for the year ended December 27, 1998.

Phoenix, Arizona                                     /s/ Ernst & Young LLP
March 22, 1999